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                             THE MILLS CORPORATION
        ENTITY STRUCTURE (ALL DELAWARE ENTITIES UNLESS OTHERWISE NOTED)
                                (AS OF 3/31/00)

THE MILLS CORPORATION (REIT) SUBSIDIARIES
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            Coopers Crossing Corp.
            Crosswinds Corp.
            Fashion Center Corp.
            Fashion Place Corp.
            Franklin Mills GP, Inc.
            Germantown Corp.
            Gwinnett Corp.
            Liberty Plaza GP, Inc.
            Montgomery Village Corp.
            Montgomery Village Ground Corp.
            Mount Prospect Plaza Corp.
            Ontario Mills Finance Corp.
            Potomac Gurnee Finance Corp.
            Sawgrass Finance L.L.C.
            Sunrise Mills/MLP Corp.
            Vaughan Mills Advisory Services, Inc.
            Washington Potomac Partners Corp.
            West Falls Church Corp.
            Western Hills Plaza Corp.

OPERATING PARTNERSHIP
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THE MILLS LIMITED PARTNERSHIP
            The Mills Corporation holds 1% as the sole general partner and an additional 59.23% as a limited partner (Reflects units issued in conjunction with 763,091 shares of stock that were issued and currently are held in escrow pursuant to a Settlement Agreement dated October 23, 1998 and which, upon satisfaction of the obligations secured thereby, will be retired)

SUBSIDIARIES OF THE MILLS LIMITED PARTNERSHIP
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            Arundel Mills, L.L.C.
            Arundel Mills Residual, L.L.C.
            Candlestick Mills, L.L.C.
            Candlestick Mills Limited Partnership
            Colorado Mills, L.L.C.
            Colorado Retail Development Company, L.L.C.
            Concord Mills, L.L.C.
            Concord Mills Residual, L.L.C.
            Concord Mills Residual III, L.L.C.
            Concord Mills Residual III Limited Partnership
            Coopers Crossing L.L.C.



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            Coopers Crossing Associates (MLP) Limited Partnership (NJ Partnership)
            Crosswinds Center Associates of St. Petersburg (MLP) Limited
               Partnership (DC Partnership)
            Crosswinds L.L.C.
            Echo Hills Center Associates (MLP) Limited Partnership (VA Partnership)
            Fashion Center Associates of Illinois No. 1 (MLP) Limited
               Partnership (IL Partnership)
            Fashion Center L.L.C.
            Fashion Place Associates Limited Partnership (SC Partnership)
            Fashion Place Associates L.L.C.
            Franklin Mills Associates Limited Partnership (DC Partnership)
            Franklin Mills, L.L.C.
            Franklin Mills Residual Limited Partnership (DC Partnership)
            Germantown Development Associates (MLP) Limited Partnership (MD Partnership)
            Germantown Development Associates L.L.C.
            Grapevine Mills Operating Company II, L.L.C.
            Grapevine Mills Operating Company, L.L.C.
            Gurnee Mills L.L.C.
            Gurnee Mills II L.L.C.
            Gurnee Mills (MLP) Limited Partnership (IL Partnership)
            Gwinnett L.L.C.
            Gwinnett Marketfair Associates Limited Partnership (GA Partnership)
            Houston Development I L.P.
            Houston Development L.L.C.
            Hunt Club Road Properties Associates Limited Partnership (IL Partnership)
            Katy Mills, L.L.C.
            Katy Mills Limited Partnership
            Katy Mills Residual Limited Partnership
            Katy Mills Residual, L.L.C.
            Katy Mills Residual II Limited Partnership
            Liberty Plaza, L.L.C.
            Liberty Plaza Limited Partnership
            Mainstreet Retail Limited Partnership
            Management Associates Limited Partnership
            Meadowlands Mills L.L.C.
            Meadowlands Mills Limited Partnership
            Mills Global, L.L.C.
            Mills International Acquisitions (Luxembourg) S.a r.l. (Luxembourg 1990 Company)
            Mills-Kan Am Sawgrass Phase 3 Limited Partnership
            Mills Management L.L.C.
            Mills Ontario Acquisitions, L.L.C.
            MillsServices Corp.
            MillsServices II Corp.
            Mills Texas Acquisitions Limited Partnership
            Mills Texas Acquisitions, L.L.C.
            Montgomery Village Associates L.L.C.
            Montgomery Village Associates (MLP) Limited Partnership (MD Partnership)

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            Montgomery Village Ground L.L.C.
            Montgomery Village Ground (MLP) Limited Partnership (MD Partnership) Mount Prospect Plaza L.L.C.
            Mount Prospect Plaza (MLP) Limited Partnership (IL Partnership) Ontario Mills Finance, L.L.C.
            Ontario Mills L.L.C.
            Ontario Mills Limited Partnership
            Ontario Mills II, L.L.C.
            Ontario Mills II Limited Partnership
            Ontario Mills Residual, L.L.C.
            Ontario Mills Residual Limited Partnership
            Opry Mills, L.L.C.
            Opry Mills Limited Partnership
            Orange City Mills, L.L.C.
            Orange City Mills Limited Partnership
            Potomac Mills L.L.C.
            Potomac Mills Limited Partnership (VA Partnership)
            Sawgrass Mills Phase II, L.L.C.
            Sawgrass Mills Phase II Limited Partnership
            Sugarloaf Mills, L.L.C.
            Sugarloaf Mills Limited Partnership
            Sugarloaf Mills Residual, L.L.C.
            Sugarloaf Mills Residual Limited Partnership
            Sunrise Mills L.L.C.
            Sunrise Mills/MLP, L.L.C.
            Sunrise Mills (MLP) Limited Partnership
            The Mills Corporation Spain B.V. (Netherlands Corporation)
            West Falls Church L.L.C.
            Western Hills Plaza L.L.C.
            WSM South Florida Corp. (FL Corporation)

SUBSIDIARIES OF MILLSSERVICES CORP.
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            Commonwealth Investors, Inc.
            Franklin Mills Residual Corp.
            Grapevine Mills Finance Corp.
            Grapevine Mills Residual Limited Partnership
            Grapevine Mills Residual Operating Company, L.L.C.
            Mainstreet Retail, Inc.
            Mainstreet Ventures, Inc.
            Manufacturers @ The Mills Corp.
            Mills Enterprises, Inc.
            MillsServices Canada Corp. (Ontario Corporation)
            MillsServices of Grapevine, Inc.
            Mills TV Corp.
            Premises Providers, Inc. (MD Corporation)

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SUBSIDIARIES OF MILLSSERVICES II CORP.
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            1199420 Ontario Inc. (Ontario Corporation)
            Arundel Mills Residual Corp.
            MillsServices Canada II Corp. (Ontario Corporation)
            Sugarloaf Mills Residual Corp.

SUBSIDIARIES OF MILLS ENTERPRISES, INC.
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            FoodBrand, L.L.C.
            FoodBrand Services, Inc.
            MEI/Kan Am I, L.L.C.
            MEI/Kan Am II, L.L.C.
            Moe's Beverage, Inc. (TX Corporation)
            WPFC/Mills Development Company, L.L.C.

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